Exhibit 10.3

QUOTIENT LIMITED

RESTRICTED STOCK UNIT AWARD AGREEMENT

AGREEMENT by and between Quotient Limited, a public no par value limited liability company incorporated in Jersey, Channel Islands (the "Company") and [●] (the "Grantee"), dated as of the date of acceptance of this Agreement by the Grantee.

[WHEREAS, the Company maintains the Quotient Limited 2014 Stock Incentive Plan (the "Plan") (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, under the Plan, the Company may from time to time issue awards of Restricted Stock Units ("RSUs") to individuals and persons who provide services to, among others, the Company and certain of its affiliates;]

[WHEREAS, RSUs awarded hereunder are granted as an "inducement" award under NASDAQ Marketplace Rules outside of the Plan; and;

WHEREAS, in connection with the Grantee's becoming the Chief Executive Officer of the Company, the Administrator has determined that it is in the best interests of the Company and its Shareholders to grant RSUs to the Grantee subject to the terms and conditions set forth below.]

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.
Grant of RSUs.

The Company hereby grants the Grantee [●] Grant Restricted Stock Units (RSUs). The RSUs are subject to the terms and conditions of this Agreement. Although the RSUs and Ordinary Shares issuable upon settlement of the RSUs are not issued pursuant to the Plan the terms of the RSUs granted hereunder shall be governed in all respects as if issued under the Plan as currently in effect and as may be amended hereafter from time to time. It is understood that the RSUs granted hereunder are not being granted pursuant to the Plan; provided however that, unless inconsistent with the express terms of this Agreement, this Agreement shall be construed and administered in a manner consistent with the provisions of the Plan as if granted pursuant thereto, the terms of which are incorporated herein by reference (including, without limitation, any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan, which shall be deemed to apply to the RSUs granted hereunder without any further action of the Committee, unless expressly provided otherwise by the Committee). The Committee shall have final authority to interpret and construe the Plan’s terms as they are incorporated herein by reference and deemed to apply to the RSUs granted hereunder, and this Agreement, and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Grantee and the Grantee’s beneficiary in respect of any questions arising under the Plan as incorporated by reference herein or this Agreement. The Grantee acknowledges that the Grantee has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan as incorporated by reference herein. [For the avoidance of doubt, neither the RSUs granted hereunder nor any Ordinary Shares issued upon settlement of such RSUs shall reduce the number of Ordinary Shares available for issuance pursuant to awards granted under the Plan.] Where the context permits, references to the Company shall include any successor to the Company.

2.
Restrictions.
(a)
Subject to the Grantee remaining in continuous employment with the Company through the Vesting Date, the percentage of the Grantee's RSUs granted hereunder that shall become vested upon the Vesting Date shall be determined based on the level of the Company’s revenue with respect to the Company’s 2024 fiscal year (“Fiscal Year 2024 Revenue”), as determined by the Committee, as follows:

[Revenue-based performance targets set by the remuneration committee of the board of directors.]

In the event the Fiscal Year 2024 Revenue, as determined by the Committee, falls between Threshold and Maximum achievement as set forth in the above table, the percentage of the Grantee's RSUs granted hereunder that shall vest on the Vesting Date shall be determined by using straight line linear interpolation. In no event shall the Grantee vest in more than 150% of the RSUs granted hereunder.

(b) Subject to clause 2(c) below and except as otherwise set forth in the Grantee's employment agreement with the Company, upon the Grantee's Termination of Service for any reason prior to the Vesting Date, all RSUs which have not vested shall, with no further action, be forfeited by the Grantee, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs.

(c) For purposes of this Agreement, a "Termination of Service" shall mean the time when the employee-employer relationship or directorship, or other service relationship, between the Grantee and the Company (or an Affiliated Company) is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, death or retirement. The Administrator, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service, including, but not limited to, the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Service. For this purpose, the service relationship shall be treated as continuing intact while the Grantee is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Administrator).

3.
Voting and Other Rights.

The Grantee shall have no rights of a Shareholder (including the right to distributions or dividends), and will not be treated as an owner of Shares for tax purposes, except with respect to Ordinary Shares that have been issued.

4.
Settlement.

Each vested and outstanding RSU shall be settled in one Ordinary Share on the Vesting Date (either by delivering one or more certificates for such Ordinary Share or by entering such Ordinary Share in book‑entry form, as determined by the Company in its discretion). Such issuance shall constitute payment of the RSUs. References herein to issuances to the Grantee shall include issuances to any beneficial owner or other person to whom (or to which) the Ordinary Shares are issued. The Company's obligation to issue Ordinary Shares or otherwise make any payment with respect to vested RSUs is subject to the condition precedent that the Grantee or other person entitled under the terms of the Plan as incorporated by reference herein to receive any Ordinary Shares with respect to the vested RSUs deliver to the Company any representations or other documents or assurances required pursuant to Paragraph 6(k). The Grantee shall have no further rights with respect to any RSUs that are paid or that terminate pursuant to Paragraph 2. For the avoidance of doubt, to the extent the terms of this Paragraph 4 conflict with any terms of the Plan as incorporated by reference herein relating to the settlement of RSUs, the terms of this Paragraph 4 shall govern.

5.
Definitions.
(a)
“Award Date” means [_______].
(b)
"Vesting Date" means the third anniversary of the Award Date and the Grantee's service relationship with the Company has not terminated prior to such Vesting Date.

(c) “Agent”: the Company’s selected transfer agent together with any other party the Company determines necessary to execute this Agreement. As at the Award Date, the Agent is [________].

(d) “Plan”: Quotient Limited 2014 Stock Incentive Plan.

Capitalized terms used but not defined in this Agreement, shall have the respective meanings ascribed thereto by the Plan.

6.
Sell to Cover Election and Non-Discretionary Sale Instructions.

The following shall apply under this Agreement if the Grantee elects for the Sell to Cover Election at the time the Grantee accepts this Agreement (as evidenced through the Agent’s online platform).

6.1 The Grantee hereby affirmatively and irrevocably makes an election (the “Sell to Cover Election”) to sell that number of shares of Common Stock issued from the vesting and/or settlement of the RSUs amongst one of the following alternatives as per the alternative that the Grantee selected as part of the Grantee’s Sell to Cover Election:

6.1(a) to the extent subject to income tax withholdings as an employee of the Company or any of its Affiliates, with a value equal to the amount that the Company will determine to be necessary to satisfy all applicable tax withholding obligations with respect to any taxable event arising in connection with the vesting or settlement of the RSUs, or,

6.1(b) to the extent not subject to income tax withholdings as an employee of the Company or any of its Affiliates, with a value equal to one of the following which Grantee irrevocably agrees is designed to satisfy Grantee’s income tax obligations with respect to any taxable event arising in connection with the vesting or settlement of the RSUs:

x- only for Grantees residing in the USA, the product of (i) the amount of taxable income incurred with respect to any taxable event arising in connection with the vesting of the RSUs and (ii) the highest marginal U.S. federal and applicable state income tax rates that are applicable to the Grantee (based on his or her state of residence),

or,

y- for Grantees regardless of their country of residency (whether in the USA or elsewhere), the product of (i) the amount of taxable income incurred with respect to any taxable event arising in connection with the vesting or settlement of the RSUs and (ii) the fixed tax rate that Grantee indicates through the Grantee’s Sell to Cover Election, it being understood that under both alternatives 6.1(b)-x- and 6.1(b)-y-, the Company and the Agent would be acting as a collection agent for Grantee and as such Grantee acknowledges and agrees that the Company through its Agent would temporarily hold the proceeds from the sale(s) made pursuant to section 6.2 and 6.3. below. Grantee acknowledges and agrees to hold the Company and the Agent harmless from and against liabilities, claims, damages and expenses that may arise from the proceeds to be prevented from being made available to Grantee while in the Company’s temporary possession, for reasons independent from the Company’s, its Affiliates’ or the Agent’s acts or omission, including in case the Company or its Affiliates experience bankruptcy events.

6.2 As part of the Sell to Cover Election, Grantee hereby:

6.2(a) agrees to execute any letter of instruction or agreement required by the Agent, stock plan administrator, bank, broker, nominee or other similar agent or representative to allow the Agent to timely remit the cash proceeds of such sale(s) to the Company, including as temporary depositary of the funds for Grantee under options 6.1(b)-x- and 6.1(b)-y.

6.2(b) represents and warrants that, as of the date of this Sell to Cover Election, Grantee is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales (other than any limitations in any insider trading policy of the Company), does not have, and will not attempt to exercise, authority, influence or control over any sales of shares of Common Stock effected by the Agent pursuant to this Sell to Cover Election, and is entering into this Sell to Cover Election in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company’s securities on the basis of material nonpublic information) under the Exchange Act. It is the Grantee’s intent that this Sell to Cover Election comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.

6.3 To effect the Grantee’s Sell to Cover Election pursuant to this Agreement, the Grantee hereby acknowledges and agrees:

6.3(a) The Grantee hereby appoints the Agent as the Grantee’s agent and authorizes the Agent to sell on the open market at the then prevailing market price(s), on the Grantee’s behalf, as soon as practicable on or after the date on which the shares of Common Stock are issued upon each vesting and/or settlement of the Relevant Equity, that number (rounded up to the next whole number) of the shares of Common Stock so issued necessary to generate proceeds to cover the amount elected in the Sell to Cover Election and all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto.

6.3(b) The Grantee hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of shares of Common Stock that must be sold pursuant to subsection 6.3(a) above.

6.3(c) The Grantee understands that the Agent may effect sales as provided in subsection 6.3(a) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to the Grantee’s account. In addition, the Grantee acknowledges that it may not be possible to sell shares of Common Stock as provided by subsection 6.3(a) above due to (x) a legal or contractual restriction applicable to the Grantee or the Agent, (y) a market disruption, or (z) rules governing order execution priority on the national exchange where the shares of Common Stock may be traded. The Grantee further agrees and acknowledges that in the event the sale of shares of Common Stock would result in material adverse harm to the Company, as determined by the Company in its sole discretion, the Company may instruct the Agent not to sell shares of Common Stock as provided by subsection 6.3(a) above. In the event of the Agent’s inability to sell shares of Common Stock, the Grantee will continue to be responsible for the timely payment to the Company and/or its Affiliates or to the applicable tax authority of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in subsection 1(A) above.

6.3(d) The Grantee hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Sell to Cover Election.

6.3(e) The Grantee hereby agrees that the Company has no duty or obligation to minimize the tax consequences to the Grantee of this Sell to Cover Election and shall not be liable to the Grantee for any adverse tax consequences to the Grantee arising in connection with this Sell to Cover Election. The Grantee is hereby advised to consult with the Grantee’s personal tax, financial and/or legal advisors regarding the tax consequences of this Sell to Cover Election and by signing this Sell to Cover Election, the Grantee has agreed that the Grantee has done so or knowingly and voluntarily declined to do so. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Sell to Cover Election.

6.3(f) The Grantee hereby agrees that to the extent the Grantee becomes subject to income tax withholdings as an employee of the Company or any of its Affiliates after this Agreement is accepted and after Sell to Cover 6.1(b)-x or 6.1(b)-y have been elected, the Company shall have sole decision authority to then sell that number of shares of Common Stock issued from the vesting and/or settlement of the RSUs with a value equal to the amount that the Company will determine to be necessary to satisfy the newly applicable tax withholding obligations with respect to any taxable event arising in connection with the vesting or settlement of the RSUs.

6.4 The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company, the board of directors of the Company and the compensation committee of the board of directors of the Company with respect to any questions arising under this Sell to Cover Election.

6.5 This Sell to Cover Election shall terminate not later than the date on which all tax obligations (whether tax withholding obligations on the Company or Grantee’s personal income tax obligations) arising in connection with each vesting and/or settlement of the RSUs have been satisfied.

7.
Miscellaneous.
(a)
In the event of any change in the Company’s outstanding Shares by reason of any stock dividend, split, spinoff, recapitalization or other similar change, the terms (including each applicable Target Price) and the number of any outstanding RSUs (and the Shares represented by such RSUs) shall be equitably adjusted by the Administrator in its discretion to the extent the Administrator determines that such adjustment is necessary to preserve the benefit, including the economic value, of this Agreement for the Grantee and the Company.
(b)
Nothing in this Agreement confers any rights or interests other than as herein provided. With respect to this Agreement, (i) the RSUs are bookkeeping entries, (ii) the obligations of the Company under this Agreement are unsecured and constitute a commitment by the Company to make benefit payments in the future, (iii) to the extent that any person acquires a right to receive payments from the Company under this Agreement, such right shall be no greater than the right of any general unsecured creditor of the Company, (iv) all payments under this Agreement (including distributions of Ordinary Shares) shall be paid from the general funds of the Company and (v) no special or separate fund shall be established or other segregation of assets made to assure such payments (except that the Company may in its discretion establish a bookkeeping reserve to meet its obligations under this Agreement). The RSUs shall be used solely as a device for the determination of the payment to eventually be made to the Grantee if the RSUs vest pursuant to Paragraph 2. The award of RSUs is intended to be an arrangement that is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.
(c)
Governing Law. This Agreement shall be governed by the laws of Jersey without reference to the principles of conflicts of law.
(d)
The Administrator may construe and interpret this Agreement and establish, amend and revoke such rules, regulations and procedures for the administration of this Agreement as it deems appropriate. In this connection, the Administrator may correct any defect or supply any omission, or reconcile any inconsistency in this Agreement or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make this Agreement fully effective. All decisions and determinations by the Administrator in the exercise of this power shall be final and binding upon the Company and the Grantee.
(e)
All notices hereunder shall be in writing, and if to the Company or the Administrator, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 6(e).
(f)
The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
(g)
The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.
(h)
Notwithstanding anything to the contrary contained in this Agreement, to the extent that the Board determines that this Agreement or the RSU is subject to Section 409A or Section 457A of the Code and fails to comply with the requirements of Section 409A or Section 457A of the Code, the Board reserves the right (without any obligation to do so or to indemnify the Grantee for failure to do so), without the consent of the Grantee, to amend or terminate this Agreement and/or amend, restructure, terminate or replace the RSU in order to cause the RSU to either not be subject to Section 409A or Section 457A of the Code or to comply with the applicable provisions of such section.
(i)
The terms of this Agreement shall be binding upon the Grantee and upon the Grantee's heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company and its successors and assignees, subject to the terms of the Plan as incorporated by reference herein.
(j)
Unless otherwise permitted in the sole discretion of the Administrator, (i) neither this Agreement nor any rights granted herein shall be assignable by the Grantee, and (ii) no purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any RSUs or Ordinary Shares by any holder thereof in violation of the provisions of this Agreement or the terms of the Plan as incorporated by reference herein will be valid, and the Company will not transfer any of said RSUs or Ordinary Shares on its books nor will any Ordinary Shares be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.
(k)
The Grantee hereby agrees to perform all acts, and to execute and deliver any documents, that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with securities, tax and other applicable laws and regulations.
(l)
The Grantee hereby represents and agrees that the Grantee is not acquiring the RSUs or the Ordinary Shares with a view to distribution thereof.
(m)
Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company or any Affiliated Company or interfere in any way with the right of the Company or any Affiliated Company and its Shareholders to terminate the Grantee's employment or other service at any time. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided in this Agreement or under the Plan.
(n)
This Agreement and the terms of the Plan as incorporated by reference herein contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

(o)
This Agreement may be executed in any number of counterparts, including via facsimile, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
(p)
Except as otherwise provided hereunder, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

QUOTIENT LIMITED

By:

Name:

Title:

____________________________________

GRANTEE

____________________________________

Name:

Date: